UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2013

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2013, the board of directors (the “Board”) of Tropicana Las Vegas Hotel and Casino, Inc. (the “Company”) approved the 2013 Non-Employee Director Restricted Stock Plan, including the Form of Restricted Stock Grant Notice and Form of Restricted Stock Agreement for issuances thereunder (collectively, the “Plan”), and the issuance under the Plan of 4,000 restricted shares of the Company’s Class A Common Stock (the “Restricted Shares”), to Larry Krause (the “Grants”). Mr. Krause is a recently appointed independent director. The Plan authorizes a total of 4,000 Restricted Shares to be issued under the Plan and that the only grants under the Plan will be the Grants. The Restricted Shares were determined by the Board not to have a fair market value at time of issuance. The Grants will vest as to 25% of the Restricted Shares granted thereby on each of July 1, 2013, 2014, 2015 and 2016. The Plan and the Grants are consistent with the Company’s previously Non-Employees Stock Agreements with other independent directors.

The above description of the Plan is qualified in its entirety by reference to the Plan attached as Exhibit 10.22 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.22	2013 Non-Employee Director Restricted Stock Plan (effective July 1, 2013), Form of Restricted Stock Grant Notice and Form of Restricted Stock Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: August 12, 2013	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.22	2013 Non-Employee Director Restricted Stock Plan (effective July 1, 2013), Form of Restricted Stock Grant Notice and Form of Restricted Stock Agreement.